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                                                                   EXHIBIT 23.1
                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 3 to the Registration Statement of CuraGen Corporation on Form S-1 of our report dated September 12, 1997 (February 13, 1998 as to Notes 10 and 11), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Experts" and "Selected Financial Data" in such Prospectus.

DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

Hartford, Connecticut

February 17, 1998